                                                             Exhibit 99.906 Cert

                  CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

David G. Booth, Principal Executive Officer, and Michael T. Scardina, Principal Accounting Officer, of Dimensional Emerging Markets Value Fund Inc., a Maryland corporation (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR/A for the period ended November 30, 2004 (the "Form N-CSR/A") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

     2. The information contained in the Form N-CSR/A fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


By:      /s/ David G. Booth
         ----------------------------------
         David G. Booth
         Principal Executive Officer
         Dimensional Emerging Markets Value Fund Inc.

Date:  April 4, 2006


By:      /s/ Michael T. Scardina
         ----------------------------------
         Michael T. Scardina
         Principal Accounting Officer
         Dimensional Emerging Markets Value Fund Inc.

Date:  April 4, 2006